CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement of Pioneer Interest Shares (a closed-end fund) and Prospectus for Class Y shares for Pioneer Bond Fund (an open-end fund) ("Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our reports, dated August 11, 2006 and February 21, 2007, on each of the financial statements and financial highlights of Pioneer Bond Fund as of June 30, 2006 and Pioneer Interest Shares as of December 31, 2006, respectively, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of Pioneer Bond Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraphs 4.1(f) and 4.2(h)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

     We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Highlights" in Pioneer Bond Fund's Class A, Class B, Class C, Class R, Class Y and Investor Class shares Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on October 27, 2006 in Post-Effective Amendment No. 42 (File No. 002-62436), and is incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of Pioneer Bond Fund. We further consent to the incorporation by reference of our reports, dated August 11, 2006 and February 21, 2007, on each of the financial statements and financial highlights of Pioneer Bond Fund and Pioneer Interest Shares, respectively, included in the Annual Reports to Shareholders for the years ended June 30, 2006 and December 31, 2006, respectively, which are also incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 for Pioneer Bond Fund.


                                                          /s/ ERNST & YOUNG LLP


Boston, Massachusetts
June 28, 2007